                                                                     EXHIBIT 2.1

                           STOCK PURCHASE AGREEMENT

--------------------------------------------------------------------------------

                           STOCK PURCHASE AGREEMENT

                                 by and among

                            PURCHASEPRO.COM, INC.,

                        STRATTON WARREN SOFTWARE, INC.

                                      and

                               RONALD M. DRESSIN

                            dated October 30, 2000

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

                               TABLE OF CONTENTS

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                                                                                                               Page

ARTICLE  DEFINITIONS..........................................................................................    1

         1.1      Defined Terms...............................................................................    1
         1.2      Construction of Certain Terms and Phrases...................................................    5

ARTICLE II PURCHASE AND SALE OF STOCK.........................................................................    5

         2.1      Sale of Company Stock by the Stockholder....................................................    5
         2.2      Purchase of Company Stock by PurchasePro....................................................    5
         2.3      Fairness Hearing............................................................................    6
         2.4      Closing.....................................................................................    6
         2.5      Allocation of Purchase Price................................................................    7

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER AND THE COMPANY.................................    8

         3.1      Organization of the Company.................................................................    8
         3.2      Capital Stock of the Company................................................................    8
         3.3      Ownership of Shares.........................................................................    8
         3.4      Authority of the Stockholder................................................................    9
         3.5      Authority of the Company....................................................................    9
         3.6      No Affiliates...............................................................................    9
         3.7      No Conflicts................................................................................    9
         3.8      Consents and Governmental Approvals and Filings.............................................    9
         3.9      Books and Records...........................................................................    9
         3.10     Financial Statements........................................................................    9
         3.11     Absence of Changes..........................................................................   10
         3.12     No Undisclosed Liabilities..................................................................   10
         3.13     Tangible Personal Property..................................................................   10
         3.14     Benefit Plans; ERISA........................................................................   10
         3.15     Real Property...............................................................................   11
         3.16     Intellectual Property Rights................................................................   11
         3.17     Proprietary Information of Third Parties....................................................   12
         3.18     Litigation..................................................................................   12
         3.19     Compliance with Law.........................................................................   12
         3.20     Contracts...................................................................................   12
         3.21     Environmental Matters.......................................................................   13
         3.22     Inventory...................................................................................   14
         3.23     Accounts Receivable.........................................................................   14
         3.24     Plants, Buildings, Structures, Facilities and Equipment.....................................   14
         3.25     Insurance...................................................................................   14
         3.26     Tax Matters.................................................................................   14
         3.27     Labor and Employment Relations..............................................................   16
         3.28     Certain Employees...........................................................................   16
         3.29     Absence of Certain Developments.............................................................   16
         3.30     Customers...................................................................................   17
         3.31     Necessary Property..........................................................................   17
         3.32     Bank Accounts...............................................................................   17
         3.33     Permits.....................................................................................   17
         3.34     Third Party Consents........................................................................   18
         3.35     Brokers.....................................................................................   18
         3.36     Material Misstatements and Omissions........................................................   18

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PURCHASEPRO......................................................   18

         4.1      Organization of PurchasePro.................................................................   18
         4.2      Authority of PurchasePro....................................................................   18
         4.3      PurchasePro SEC Filings.....................................................................   18
         4.4      Brokers.....................................................................................   19
         4.5      PurchasePro Common Stock....................................................................   19
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
         4.6      Material Misstatements and Omissions........................................................   19

ARTICLE V CONDITIONS TO THE OBLIGATIONS OF COMPANY AND STOCKHOLDER............................................   19

         5.1      Representations, Warranties and Covenants..................................................    19
         5.2      No Actions or Proceedings..................................................................    19
         5.3      Closing Deliveries.........................................................................    19

ARTICLE VI CONDITIONS TO THE OBLIGATIONS OF PURCHASEPRO......................................................    19

         6.1      Representations, Warranties and Covenants..................................................    19
         6.2      No Material Adverse Change.................................................................    19
         6.3      No Actions or Proceedings..................................................................    20
         6.4      Consents...................................................................................    20
         6.5      Closing Deliveries.........................................................................    20
         6.6      Additional Documents.......................................................................    20
         6.7      Anderson Transaction.......................................................................    20

ARTICLE VII COVENANTS OF THE PARTIES.........................................................................    20

         7.1      Maintenance of Business Prior to Closing...................................................    20
         7.2      Payment of Taxes for Transfer of Company Stock.............................................    21
         7.3      Negative Covenants.........................................................................    21
         7.4      Investigation by PurchasePro...............................................................    22
         7.5      Consents...................................................................................    22
         7.6      Notification of Certain Matters............................................................    22
         7.7      No Negotiation.............................................................................    22
         7.8      Reasonable Best Efforts....................................................................    23
         7.9      Filings....................................................................................    23
         7.10     Public Announcements.......................................................................    23
         7.11     Planned Distributions......................................................................    23
         7.12     Financial Statements.......................................................................    23
         7.13     Rule 144 Reporting.........................................................................    23
         7.14     Distribution of Warrants...................................................................    23

ARTICLE VIII ACTIONS BY THE PARTIES AFTER THE CLOSING........................................................    24

         8.1      Survival of Representations, Warranties, Etc...............................................    24
         8.2      Indemnification............................................................................    24
         8.3      Further Assurances.........................................................................    26
         8.4      Limitation on Indemnification..............................................................    26
         8.5      Indemnity Escrow Account...................................................................    26

ARTICLE IX MISCELLANEOUS.....................................................................................    27

         9.1      Notices....................................................................................    27
         9.2      Termination................................................................................    27
         9.3      Termination Fee............................................................................    28
         9.4      Entire Agreement...........................................................................    29
         9.5      Waiver.....................................................................................    29
         9.6      Amendment..................................................................................    29
         9.7      No Third Party Beneficiary.................................................................    29
         9.8      No Assignment; Binding Effect..............................................................    29
         9.9      Headings...................................................................................    29
         9.10     Severability...............................................................................    29
         9.11     Governing Law..............................................................................    29
         9.12     Arbitration and Venue......................................................................    29
         9.13     Consent to Jurisdiction and Forum Selection................................................    30
         9.14     Expense....................................................................................    30
         9.15     Construction...............................................................................    30
         9.16     Counterparts...............................................................................    30
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

                            SCHEDULES AND EXHIBITS

Schedules
---------

Disclosure Schedule

Exhibits
--------

Exhibit A         -        Spousal Consent
Exhibit B         -        Non-Competition Agreement
Exhibit C         -        Company Officer's Certificate
Exhibit D         -        Stockholder's Certificate
Exhibit E         -        Company Secretary Certificate
Exhibit F         -        Release
Exhibit G         -        Estoppel Certificate
Exhibit H         -        Investor Representation Statement
Exhibit I         -        Guaranty
Exhibit J         -        PurchasePro Officer's Certificate

                           STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement ("Agreement") is made and entered into as of October 30, 2000, by and among PurchasePro.com, Inc., a Nevada corporation ("PurchasePro"), Stratton Warren Software, Inc., a Georgia corporation (the "Company"), and Ronald M. Dressin, the sole Stockholder of the Company (the "Stockholder").

                                   RECITALS
                                   --------

   WHEREAS, the Stockholder owns all of the issued and outstanding capital stock of the Company, consisting of 4,100 shares of common stock, $1.00 par value per share (the "Company Stock");

   WHEREAS, the Company is in the business of developing and marketing computer software;

   WHEREAS, the Stockholder desires to sell the Company Stock to PurchasePro, and PurchasePro desires to purchase the Company Stock from the Stockholder, on the terms and conditions and for the consideration set forth herein.

   NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

   1.1  Defined Terms. As used in this Agreement, the following defined terms
        -------------
have the meanings indicated below:

        "Actions or Proceedings" means any action, suit, proceeding, arbitration, Order (as defined below), inquiry, hearing, assessment with respect to fines or penalties or litigation (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental or Regulatory Authority (as defined below).

        "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person.

   "Anderson Payment" has the meaning set forth in Section 2.2(d).
                                                   --------------

   "Assets and Properties" and "Assets or Properties" of any Person each means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including, without limitation, cash, cash equivalents, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

   "Benefit Plan" means any Plan established, arranged or maintained by the Company or any corporate group of which the Company is a member, existing at the Closing Date (as defined below) to which the Company contributes or has contributed, or under which any employee, officer, director or former employee, officer or director of the Company or any beneficiary thereof is covered, is eligible for coverage or has benefit rights.

   "Books and Records" of any Person means all files, documents, instruments, papers, books, computer files (including but not limited to files stored on a computer's hard drive or on floppy disks), electronic files and records in any other medium relating to the business, operations or condition of such Person.

   "Business" has the meaning set forth in the second (2nd) recital.

     "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the State of California are authorized or obligated to close.

     "Cash Purchase Price" has the meaning set forth in Section 2.2(a).
                                                        --------------

     "Closing" has the meaning set forth in Section 2.4(a).
                                            --------------

     "Closing Date" has the meaning set forth in Section 2.4(a).
                                                 --------------

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Company" has the meaning set forth in the first paragraph of this Agreement.

     "Company Intellectual Property" means any Intellectual Property relating to the Company and its business that is owned or licensed to the Company.

     "Company Stock" has the meaning set forth in the first (1st) recital of this Agreement.

     "Damages" has the meaning set forth in Section 8.2(a).
                                            --------------

     "Defined Benefit Plan" means each Benefit Plan which is subject to Part 3 of Title I of ERISA, Section 412 of the Code or Title IV of ERISA.

     "Department" means California Department of Corporations.

     "Disclosure Schedule" means the disclosure schedule attached hereto which sets forth the exceptions to the representations and warranties contained in
Article III hereof and certain other information called for by this Agreement.
-----------

     "Encumbrances" means any mortgage, pledge, assessment, security interest, deed of trust, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale or title retention agreement or other agreement to give any of the foregoing in the future.

     "Environment" has the meaning set forth in Section 3.21(c)(i).
                                                ------------------

     "Environmental Laws" has the meaning set forth in Section 3.21(c)(iii).
                                                       --------------------

     "Environmental Notice" has the meaning set forth in Section 3.21(c)(ii).
                                                         -------------------

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

     "ERISA Affiliate" means any entity which is a member of a "controlled group of corporations" or which is or was under "common control" with the Company as defined in Section 414 of the Code.

     "Escrow Agreement" has the meaning set forth in Section 2.2(c).
                                                     --------------

     "Escrow Amount" has the meaning set forth in Section 2.2(c).
                                                  --------------

     "Estoppel Certificate" has the meaning set forth in Section 2.4(b)(vii).
                                                         -------------------

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Execution Date" has the meaning set forth in Section 2.4(a).
                                                   --------------

     "Fairness Hearing" has the meaning set forth in Section 2.3(a).
                                                     --------------

     "Financial Statements" means (i) the compiled balance sheet of the Company and the related compiled statement of income and retained earnings for the fiscal year ended on October 31, 1999, together with the related report of Coradino, Hickey & Hanson, the Company's independent certified public accountants and (ii) the Interim Financial Statements (as defined below) for the Company.

     "GAAP" means generally accepted accounting principles, applied in a manner consistent with the past practices of the Company.

     "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States or other country, any state, county, city or other political subdivision.

     "Guaranty" has the meaning set forth in Section 2.4(b)(ix).
                                             ------------------

     "Information Statement" has the meaning set forth in Section 2.3(a).
                                                          --------------

     "Intellectual Property" means (i) inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof; (ii) trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith; (iii) mask works and all applications, registrations and renewals in connection therewith; (iv) trade secrets and confidential business information (including product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current and planned research and development, current and planned research and distribution methodologies and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans), however documented;
(v) proprietary computer software and programs (including object code and source code) and other proprietary rights and copies and tangible embodiments thereof (in whatever form or medium); (vi) database technologies, systems, structures and architectures (and related processes, formulae, compositions, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information) and any other related information, however, documented; (vii) any and all information concerning the business and affairs of a Person (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel and personnel training and techniques and materials), however documented; (viii) any and all notes, analysis, compilations, studies, summaries, and other material prepared by or for a Person containing or based, in whole or in part, on any information included in the foregoing, however documented; (ix) all industrial designs and any registrations and applications therefor; (x) all databases and data collections and all rights therein; and (xi) any similar or equivalent rights to any of the foregoing anywhere in the world.

     "Interim Financial Statements" means the unaudited balance sheet and the related unaudited statement of income and retained earnings for the Company for the eleven (11) -month period ended September 30, 2000.

     "Knowledge of the Stockholder and/or the Company," or "Known to the Stockholder and/or the Company" means (i) the actual knowledge of the Stockholder or Cherri Miller, as the case may be, or (ii) that knowledge which the Stockholder or Cherri Miller, as the case may be, would be expected to have known in the course of performing his or her responsibilities and obligations commonly associated with such person's position.

     "Liabilities" means any liability (whether known or unknown, whether asserted, or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including but not limited to any liability for Taxes (as defined below).

     "Material" has the meaning set forth in Section 3.21(c)(iv).
                                             -------------------

     "Material Adverse Effect" means, for any Person, a material adverse effect whether individually or in the aggregate (a) on the business, operations, financial condition, Assets and Properties, Liabilities or prospects of such Person, or (b) on the ability of such Person to consummate the transactions contemplated hereby.

     "Material Contracts" has the meaning set forth in Section 3.20.
                                                       ------------

     "NEI" has the meaning set forth in Section 7.14.
                                        ------------

     "Non-Competition Agreement" has the meaning set forth in Section
                                                              -------
2.4(b)(ii).
----------

     "Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

     "Ordinary Course of Business" means the action of a Person that is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person.

     "Permits" means all licenses, permits, certificates of authority, authorizations, approvals, registrations and similar consents granted or issued by any Governmental or Regulatory Authority.

     "Permitted Encumbrance" means (a) any Encumbrance for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (b) any minor imperfection of title or similar Encumbrance which individually or in the aggregate with other such Encumbrances does not materially impair the value of the property subject to such Encumbrance or materially impair the use of such property in the conduct of the business of the Company, (c) all accounts payable incurred in the Ordinary Course of Business and reflected in the Financial Statements and (d) the Company's responsibility for product servicing under maintenance contracts, product warranties, and product return policies pursuant to contracts entered into in the Ordinary Course of Business and not in violation of the terms of this Agreement and as set forth on Section 3.20 of the
                                                             ------------
Disclosure Schedule.

     "Person" means any natural person, corporation, general partnership, limited partnership, limited liability company, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

     "Plan" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workers' compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

     "Planned Distributions" has the meaning set forth in Section 7.11.
                                                          ------------

     "Proposed Acquisition Transaction" has the meaning set forth in Section
                                                                     -------
7.7.
---

     "Purchase Price" has the meaning set forth in Section 2.2.
                                                   -----------

     "PurchasePro" has the meaning set forth in the first paragraph of this Agreement.

     "PurchasePro Common Stock" means the shares of PurchasePro common stock, $0.01 par value.

     "PurchasePro Group" has the meaning set forth in Section 8.2(a).
                                                      --------------

     "PurchasePro SEC Filings" has the meaning set forth in Section 4.3.
                                                            -----------

     "Qualification Permit" has the meaning set forth in Section 2.3(a).
                                                         --------------

     "Real Property" has the meaning set forth in Section 3.15.
                                                  ------------

     "Redemption Agreement" has the meaning set forth in Section 2.2(d).
                                                         --------------

     "Release" has the meaning set forth in Section 2.4(b)(v).
                                            -----------------

     "SEC" means the United States Securities and Exchange Commission, or any successor entity.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securities Law" means the California Corporate Securities Law of 1968.

     "Stockholder" has the meaning set forth in the first paragraph of this Agreement.

     "Stock Purchase Price" has the meaning set forth in Section 2.2(b).
                                                         --------------

     "Stub Period Tax Filing" has the meaning set forth in Section 7.9.
                                                           -----------

     "Qualified Plan" means each Benefit Plan which is intended to qualify under
Section 401 of the Code.

     "Tax" (and, with correlative meaning, "Taxes," "Taxable" and "Taxing") means (i) any federal, state, local or foreign income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental or Regulatory Authority responsible for the imposition of any such tax (domestic or foreign),
(ii) any Liability for payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined, unitary or other group for any Taxable period and (iii) any Liability for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other person.

     "Tax Losses" means the meaning set forth in Section 8.2(e)(i).
                                                 -----------------

     "Tax Return" means any return, report, information return, schedule or other document (including any related or supporting information) filed or required to be filed with respect to any taxing authority with respect to Taxes.

     "Threshold Amount" has the meaning set forth in Section 8.4(c).
                                                     --------------

     1.2  Construction of Certain Terms and Phrases. Unless the context of this
          -----------------------------------------
Agreement otherwise requires, (a) words of any gender include each other gender;
(b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (d) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; (e) the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or"; and (f) "including" means "including without limitation." Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

                                  ARTICLE II
                          PURCHASE AND SALE OF STOCK.
                          ---------------------------

     2.1  Sale of Company Stock by the Stockholder. Subject to the terms and
          ----------------------------------------
conditions of this Agreement, the Stockholder agrees to sell to PurchasePro all of the shares of the Company Stock and to deliver the certificate(s) evidencing the Company Stock to PurchasePro at the Closing. The certificate(s) for such shares will be properly endorsed for transfer to or accompanied by duly executed stock powers in favor of PurchasePro and otherwise in a form acceptable for transfer on the books of the Company.

     2.2  Purchase of Company Stock by PurchasePro. Subject to the terms and
          ----------------------------------------
conditions of this Agreement, PurchasePro agrees to acquire the Company Stock from the Stockholder and to pay, or cause to be paid, to the Stockholder in exchange for the Company Stock an aggregate purchase price of Fourteen Million Five Hundred Thousand Dollars ($14,500,000) (the "Purchase Price") payable in the following manner:

          (a) On the Execution Date, PurchasePro shall pay to the Stockholder the aggregate sum of One Million Five Hundred Thousand Dollars ($1,500,000) in cash by wire transfer in immediately available funds to an account designated by the Stockholder (the "Cash Purchase Price").

          (b) At the Closing, PurchasePro shall issue to the Stockholder that number of shares of PurchasePro Common Stock equal to Nine Million Dollars ($9,000,000) (the "Stock Purchase Price"); provided, however, that PurchasePro
                                           --------  -------
shall have the option to pay the Stock Purchase Price in cash instead of issuing PurchasePro Common Stock. The per share price of the PurchasePro Common Stock shall be the closing price of a share of PurchasePro Common Stock on the Nasdaq National Market on the Closing Date.

               (c) At the Closing, PurchasePro shall deposit the aggregate sum of Five Hundred Thousand Dollars ($500,000) (the "Escrow Amount") with an escrow agent mutually agreeable to the parties herein pursuant to the terms of an escrow agreement mutually agreeable to the parties herein and the escrow agent therein (the "Escrow Agreement"). Unless otherwise required to be distributed under the terms of the Escrow Agreement, the Escrow Amount shall be distributed to the Stockholder ninety (90) days after the Closing Date.

               (d) On the Execution Date, PurchasePro shall pay to the Company the aggregate sum of Three Million Five Hundred Thousand Dollars ($3,500,000) (the "Anderson Payment") in cash by wire transfer in immediately available funds to an account designated by the Company, in satisfaction of the Company's obligation under that certain Agreement for Purchase and Redemption of Shares of Stratton Warren Software, Inc., dated September 18, 2000, by and between the Company and Andrew S. Anderson (the "Redemption Agreement").

          2.3  Fairness Hearing.
               ----------------

               (a) The PurchasePro Common Stock to be issued pursuant to the terms of this Agreement will be qualified by a permit (the "Qualification Permit") issued under Section 25121 of the California Corporate Securities Law of 1968 (the "Securities Law") after a fairness hearing (the "Fairness Hearing") before the California Commissioner of Corporations pursuant to Section 25142 of the Securities Law and shall thereby be an exempt transaction under Section 3(a)(10) of the Securities Act. PurchasePro shall prepare and file with the California Department of Corporations (the "Department") a permit for qualification of the PurchasePro Common Stock to be issued pursuant to this Agreement and an application for a Fairness Hearing together with the information statement included therein (the "Information Statement") and any other documents required by the Securities Law in connection with the transactions contemplated by this Agreement. PurchasePro shall take the initiative and be responsible for working with the Department to obtain the Qualification Permit; provided that the Company and the Stockholder shall
                      --------
cooperate fully with PurchasePro in such effort. PurchasePro, the Company and the Stockholder shall use reasonable efforts to have the Qualification Permit issued under the Securities Law as promptly as practicable after such filing.

               (b) The Company will timely furnish to PurchasePro all information concerning the Company, including, without limitation, information regarding the Company's business, management, financial statements and the Stockholder as may be reasonably requested in connection with any action provided for in this Section 2.3, and will be responsible for any statement,
                     -----------
information or omission in the Information Statement relating to it or its Affiliates based on written information furnished by it that causes such Information Statement to contain an untrue statement of material fact relating to the Company, or omit a material fact necessary to make the statements therein relating to the Company, not misleading.

          2.4  Closing.
               -------

               (a)  Time and Place. This Agreement has been executed as of the
                    --------------
date first above written (the "Execution Date"). The consummation of the purchase and sale of the Company Stock under this Agreement (the "Closing") shall take place at the offices of Brobeck, Phleger & Harrison LLP, 12390 El Camino Real, San Diego, California, at 10:00 a.m. on the date that is five (5) Business Days after the Fairness Hearing is completed, the Qualification Permit has been issued, and all obligations set forth in Articles V and VI are complied with or have been waived, or at such time and in such manner as the parties mutually agree (the "Closing Date").

               (b)  Closing Deliveries by the Company and the Stockholder. At
                    -----------------------------------------------------
the Closing, the Company and the Stockholder shall have delivered or caused to be delivered to PurchasePro:

                    (i) the original certificate(s) representing all of the issued and outstanding shares of Company Stock owned by the Stockholder, duly endorsed in blank (or accompanied by duly executed stock powers) and spousal consent by the spouse of the

Stockholder, substantially in the form of Exhibit A attached hereto, duly
                                          ---------
executed by such spouse;

               (ii) a Non-Competition Agreement by and between PurchasePro and the Stockholder, substantially in the form of Exhibit B attached hereto (the
                                              ---------
"Non-Competition Agreement"), duly executed by the Stockholder;


               (iii) a certificate of an officer of the Company and of the Stockholder, substantially in the form of Exhibit C and Exhibit D, respectively,
                                          ---------      --------
attached hereto, duly executed by each of the Company and the Stockholder;

               (iv) a certificate of the Secretary of the Company substantially in the form of Exhibit E attached hereto, certifying as of the
                             ---------
Closing Date (A) a true and complete copy of the organizational documents of the Company certified as of a recent date by the Secretary of State of Georgia, (B) a certificate of each appropriate Secretary of State certifying the good standing of the Company in its state of incorporation and all states in which it is qualified to do business, (C) a true and complete copy of the resolutions of the board of directors of the Company and the resolutions of the stockholder of the Company, each authorizing the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby and (D) incumbency matters;

               (v) a Release by the Stockholder, substantially in the form of Exhibit F attached hereto (the "Release"), duly executed by the Stockholder;
---------

               (vi) a resignation letter of each of the officers and directors of the Company, dated effective as of the Closing;

               (vii) an Estoppel Certificate by the landlord or landlords, as the case may be, of the Real Property, substantially in the form of Exhibit G
                                                                    ---------
attached hereto ("the Estoppel Certificate"), duly executed by such landlord(s);

               (viii) an Investor Representation Statement of the Stockholder, substantially in the form of Exhibit H attached hereto, duly executed by the
                             ---------
Stockholder;

               (ix) a Guaranty of the Stockholder, substantially in the form of Exhibit I attached hereto, duly executed by the Stockholder; and
   ---------

               (x) such other documents as PurchasePro may reasonably request for the purpose of facilitating the consummation of the transactions contemplated herein.

          (c)  Closing Deliveries By PurchasePro. At the Closing, PurchasePro
               ---------------------------------
shall have delivered or caused to be delivered to the Stockholder (except where indicated):

               (i)    the Stock Purchase Price;

               (ii) the Escrow Amount to the escrow agent pursuant to the Escrow Agreement;

               (iii) the Non-Competition Agreement, duly executed by PurchasePro;

               (iv) a certificate of an officer of PurchasePro, substantially in the form of Exhibit J attached hereto, duly executed by PurchasePro; and
               ---------

               (v) such other documents as the Stockholder may reasonably request for the purpose of facilitating the consummation of the transactions contemplated herein.

          2.5  Allocation of Purchase Price. The Purchase Price shall be
               ----------------------------
allocated as determined by PurchasePro in its sole discretion; provided,
                                                               --------
however, that PurchasePro shall pay to the Stockholder on the Closing Date, in
-------
cash by wire transfer in immediately available funds to an account designated by the Stockholder, twenty percent (20%) of the amount, if any, by which the Purchase Price allocated to the covenant not to compete provided for in the Non-Competition Agreement exceeds one million five hundred thousand dollars ($1,500,000). PurchasePro, the Company and the Stockholder agree (i) to report the sale of the Company Stock for federal and state tax purposes in accordance with the allocations as determined by PurchasePro and (ii) not to take any position inconsistent with such allocations on any of their respective tax returns.

                                  ARTICLE III
       REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER AND THE COMPANY
       -----------------------------------------------------------------

          The Company and the Stockholder, jointly and severally, represent and warrant to PurchasePro as of the Closing, except as set forth on the Disclosure Schedule furnished to PurchasePro specifically identifying the relevant section hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder (provided that the disclosures in such exceptions shall be true, complete and correct), as follows:

          3.1  Organization of the Company. The Company is a corporation duly
               ---------------------------
organized, validly existing, and in good standing under the laws of the State of Georgia. The Company is duly authorized to conduct business and is in good standing in each jurisdiction where such qualification is required except for any jurisdiction where failure so to qualify would not have a Material Adverse Effect upon the Company. The Company has full power and authority, and holds all Permits and authorizations necessary to carry on its business and to own and use the Assets and Properties owned and used by the Company except where the failure to have such power and authority or to hold such Permit or authorization would not have a Material Adverse Effect on the Company's business. The Company has delivered to PurchasePro correct and complete copies of its charter documents and organizational documents, each as amended to date.

          3.2  Capital Stock of the Company. The authorized capital stock of the
               ----------------------------
Company consists of One Hundred Thousand (100,000) shares of common stock, par value $1.00 per share, of which Four Thousand One Hundred (4,100) shares are issued and outstanding as of the date hereof, and no shares in treasury, and no shares of Preferred Stock. No shares of the Company's capital stock have been issued since the end of the period covered by the Interim Financial Statements. The Company Stock is duly authorized, validly issued, fully paid and nonassessable. Except for this Agreement, there are no outstanding subscriptions, options, warrants, calls, commitments or other rights of any kind for the purchase or acquisition of, nor any securities convertible or exchangeable for, any capital stock of the Company.

          3.3  Ownership of Shares. The Stockholder owns beneficially and of
               -------------------
record all shares of Company Stock, free and clear of all Encumbrances, and has good and valid title to such shares. The delivery of the stock certificates representing the Company Stock owned by the Stockholder in the manner provided in Section 2.4(b)(i) will transfer to PurchasePro good and valid title thereto
   -----------------
free and clear of all Encumbrances.

          3.4  Authority of the Stockholder. The Stockholder has the right,
               ----------------------------
power and authority to enter into this Agreement, to consummate the transactions contemplated hereby and to perform his obligations hereunder, without obtaining the approval or consent of any other Person. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a legal, valid and binding obligation of the Stockholder enforceable against the Stockholder in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

          3.5  Authority of the Company. The Company has all necessary power and
               ------------------------
authority and has taken all action necessary to enter into this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder and no other proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and
(ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

          3.6  No Affiliates. The Company does not have any Affiliates and is
               -------------
not a partner in any partnership or a party to a joint venture.

          3.7  No Conflicts. The execution and delivery by the Stockholder and
               ------------
the Company of this Agreement does not, and the performance by the Stockholder and the Company of their respective obligations under this Agreement and the consummation of the transactions contemplated hereby will not:

               (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the charter documents, bylaws or other organizational documents of the Company;

               (b) conflict with or result in a violation or material breach of any term or provision of any law, Order, Permit, statute, rule or regulation applicable to the Stockholder or the Company or any of the businesses, Assets or Properties of the Stockholder or the Company;

               (c) result in a breach of, or default under (or give rise to right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement, lease or other similar instrument or obligation to which the Company, any of its Assets and Properties or the Company Stock may be bound; or

               (d) result in an imposition or creation of any Encumbrance on the business or Assets or Properties of the Company or the Company Stock.

          3.8  Consents and Governmental Approvals and Filings. Except as set
               -----------------------------------------------
forth in the Disclosure Schedule and Section 2.3, no consent, approval or action
                                     -----------
of, filing with or notice to any Governmental or Regulatory Authority or other Persons on the part of the Stockholder or the Company is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

          3.9  Books and Records. The minute books and other corporate records
               -----------------
of the Company as made available to PurchasePro contain a true and complete record, in all material respects, of all actions taken at all meetings and by all written consents in lieu of meetings of the Stockholder, the boards of directors and committees of the boards of directors of the Company. The stock transfer ledgers and other similar records of the Company accurately reflect all issuances and record transfers in the capital stock of the Company. The other Books and Records of the Company are true and correct.

          3.10 Financial Statements. The Company has previously delivered to
               --------------------
PurchasePro the Financial Statements. The Financial Statements (i) are true, correct and complete, (ii) are in accordance with the Books and Records of the Company, (iii) have been prepared in conformity with GAAP (except (a) as indicated in the report attached thereto of Coradino, Hickey & Hanson, the Company's independent certified public accountants and (b) with regard to the issuance of stock in the Company to Andrew S. Anderson on September 15, 1992), and (iv) fairly present the financial condition and results of operations of the Company, as of the respective dates thereof and for the periods covered thereby; provided that the Interim Financial
                                             --------
Statements have not been prepared in conformity with GAAP and are subject to normal year-end adjustments and lack footnotes and certain other presentation items.

          3.11 Absence of Changes. Since the end of the period covered by the
               ------------------
Interim Financial Statements and up to the Closing Date, the Company and the Stockholder have conducted the Company's business only in the Ordinary Course of Business and there has not been any adverse change, or any event or development which, individually or together with other such events, could reasonably be expected to result in a Material Adverse Effect on the Company or the Assets and Properties and since the end of the period covered by the Interim Financial Statements, neither the Company nor the Stockholder have taken any action which if taken after the date of this Agreement, without PurchasePro's consent, would violate Section 3.29 hereof.
        ------------

          3.12 No Undisclosed Liabilities. Except for the Permitted Encumbrances
               --------------------------
or as disclosed in the Disclosure Schedule or in the Financial Statements, there are no Liabilities, nor any basis for any claim against the Company for any such Liabilities, relating to or affecting the Company or any of its Assets and Properties, other than Liabilities incurred after the end of the period covered by the Interim Financial Statements in the Ordinary Course of Business which have not had, and could not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect on the Company.

          3.13 Tangible Personal Property. The Company is in possession of and
               --------------------------
has good and marketable title to, or has valid leasehold interests in or valid rights under written agreements to use, all tangible personal property, equipment, plants, buildings, structures, facilities and all other Assets and Properties used in the conduct of the Company's business, including all tangible personal property reflected on the Financial Statements and on the Interim Financial Statements and any tangible personal property acquired since that date other than property disposed of since such date in the Ordinary Course of Business. All such tangible personal property, equipment, plants, buildings, structures, facilities and all other assets and properties are free and clear of all Encumbrances, other than Permitted Encumbrances.

          3.14 Benefit Plans; ERISA. The Disclosure Schedule lists each Benefit
               --------------------
Plan maintained by the Company. The Company has no commitment, proposal, or communication to employees regarding the creation of an additional Plan or any increase in benefits under any Benefit Plan. The Company has provided to PurchasePro (i) a copy of each Qualified Plan (including amendments), (ii) the three (3) most recent annual reports on the Form 5500 series for each Qualified Plan required to file such report and (iii) the most recent trustee's report for each Qualified Plan funded through a trust.

               (a) Neither the Company, an ERISA Affiliate or predecessor thereof has ever maintained, contributed to or been obligated to contribute to any Defined Benefit Plan or multiemployer plan (as defined in Section (3)(37) or 4001(a)(3) of ERISA) and no condition exists that presents a material risk to the Company or an ERISA Affiliate of incurring a liability under Title IV of ERISA.

               (b) Each Benefit Plan has been operated and administered in all material respects in accordance with its terms and, as of the Closing Date, will be in full compliance, in form and operation, with all applicable laws (including but not limited to ERISA and the Code). The reserves reflected in the Financial Statements and in the Interim Financial Statements for the obligations of the Company under all Benefit Plans are adequate and were determined in accordance with GAAP.

               (c) Each Qualified Plan has received a determination letter from the Internal Revenue Service confirming that it qualifies under Section 401(a) of the Code and nothing has occurred since the issuance of that letter which would adversely affect such qualified status or the plan sponsor's ability to rely on such determination letter.

           (d) Except as set forth in the Disclosure Schedule, no Benefit Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees of the Company or any ERISA Affiliate beyond their termination of service (other than (i) coverage mandated by applicable law, (ii) benefits under a Qualified Plan,
(iii) deferred compensation benefits accrued as liabilities on the books of the Company or any ERISA Affiliate or (iv) benefits the full cost of which is borne by any current or former employee (or his or her beneficiary)).

           (e) Except as set forth in the Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not, either immediately or upon the occurrence of any event thereafter, (i) entitle any current or former employee or officer or director of the Company or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation otherwise due any such individual.

           (f) There are no pending or, to the Knowledge of the Stockholder and the Company, anticipated or threatened claims by or on behalf of any Benefit Plan, by any employee or beneficiary covered under any such Benefit Plan, or otherwise involving any such Benefit Plan (other than routine claims for benefits).

     3.15  Real Property. The Company owns no parcel of real property. There are
           -------------
two (2) parcels of real property leased by the Company (the "Real Property"). The Company has provided PurchasePro with a copy of the leases for the Real Property. The Company has a valid leasehold interest in, all real property used in the conduct of the Company's business, free and clear of all Encumbrances other than Permitted Encumbrances. The Company has rights of ingress and egress with respect to the Real Property, and all buildings, structures, facilities, fixtures and other improvements thereon material for the operation of the Company's business. There is no pending or, to the Knowledge of the Stockholder or the Company, contemplated or threatened condemnation of any of the respective parcels of Real Property or any part thereof. None of such Real Property, buildings, structures, facilities, fixtures or other improvements, or the use thereof, contravenes or violates any building, zoning, fire protection, administrative, occupational safety and health or other applicable law, rule, or regulation except for any contravention or violation which individually or in the aggregate could not reasonably be expected to result in a Material Adverse Effect on the Company. Each lease with respect to the Real Property is a legal, valid and binding agreement of the Company subsisting in full force and effect enforceable in accordance with its terms, and except as set forth in the Disclosure Schedule, there is no, and the Company has not received notice of any, default (or any condition or event which, after notice or lapse of time or both, would constitute a default) thereunder. The Company does not owe any brokerage commissions with respect to any such Real Property.

     3.16  Intellectual Property Rights. The Disclosure Schedule lists contains
           ----------------------------
a true, complete and correct list and summary of all of the Company Intellectual Property. The Company has delivered to PurchasePro complete and accurate copies of each agreement, registration and other documents relating to the Company Intellectual Property set forth on the Disclosure Schedule.

           (a) The Company owns or possesses adequate and enforceable licenses, patents, trademarks, service marks, brand names and trade names, all applications for any of the foregoing, all other trade secrets, designs, plans, specifications and other rights of every kind necessary to use the Company Intellectual Property. The Company is not in violation of, or infringing upon, any Intellectual Property of any third party, and no claims have been asserted, nor is there any litigation pending or, to the Knowledge of the Stockholder or the Company, threatened claiming such infringement. The Disclosure Schedule identifies each item of Company Intellectual Property owned by the Company and the Company owns such Company Intellectual Property free and clear of all Encumbrances other than Permitted Encumbrances. Other than commercially available over-the-counter "shrink wrap" software, the Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that the Company uses pursuant to license, sublicense, agreement or permission. With respect to each such item: (i) the license, sublicense, agreement or permission covering the item is legal, valid, binding, enforceable and in full force and effect against the Company; (ii) the license, sublicense, agreement or permission will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (iii) neither the Company, nor to the Knowledge of the Stockholder or the Company, the other party to the license, sublicense, agreement or permission is in breach or default, and to the Knowledge of the Stockholder or the Company, no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration thereunder; (iv) neither the Company, nor to the Knowledge of the Stockholder or the Company, the other party to the license, sublicense, agreement or permission has repudiated any provision thereof; (v) with respect to each sublicense, the representations and warranties set forth in subsections (i) through (iv) above are true and correct with respect to the underlying license; (vi) the underlying item of Intellectual Property is not subject to any outstanding Order; (vii) no Actions or Proceedings against the Company are pending or, to the Knowledge of the Stockholder or the Company, are threatened which challenge the legality, validity or enforceability of the underlying item of Intellectual Property; and
(viii) the Company has not granted any sublicense or similar right with respect to the license, sublicense, agreement or permission. The Company has delivered to PurchasePro complete and accurate copies of each agreement, registration and other documents relating to the ownership or right to use Company Intellectual Property.

     3.17  Proprietary Information of Third Parties. No third party has claimed
           ----------------------------------------
or, to the Knowledge of the Stockholder and the Company, has reason to claim that any person employed by or, to the Knowledge of the Stockholder and the Company without investigation, affiliated with the Company in connection with and during the Company's ownership and operation of its business has (i) violated or may be violating any of the terms or conditions of such person's employment, non-competition or non-disclosure agreement with such third party,
(ii) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party, or (iii) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. No third party has requested information from the Company which suggests that such a claim might be contemplated. To the Knowledge of the Stockholder and the Company without investigation, no person employed by or affiliated with the Company in connection with and during the Company's ownership and operation of its business has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer and to the Knowledge of the Stockholder and the Company without investigation, no person employed by or affiliated with the Company in connection with and during the Company's ownership and operation of its business has violated any confidential relationship which such person may have had with any third party, in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of the Company.

     3.18  Litigation. There are no Actions or Proceedings pending or threatened
           ----------
or, to the Knowledge of the Stockholder and the Company, anticipated against, relating to or affecting (i) the Company, its Assets and Properties or the Company's business, (ii) the Stockholder and his business and properties, or
(iii) the transactions contemplated by this Agreement, and, to the Knowledge of the Stockholder and the Company there is no basis for any such Action or Proceeding. The Company is not in default with respect to any Order, and there are no unsatisfied judgments against the Company.

     3.19  Compliance with Law. The Company is in compliance with all applicable
           -------------------
laws, statutes, Orders, ordinances and regulations, whether federal, state, local or foreign, except where the failure to comply, in each instance and in the aggregate, do not have a Material Adverse Effect on the Company. Neither the Company nor the Stockholder has received any written notice, or otherwise has been advised that, the Company is not in compliance with any of such laws, statutes, Orders, ordinances or regulations, where the failure to comply would have a Material Adverse Effect on the Company.

     3.20  Contracts. The Disclosure Schedule contains a true and complete list
           ---------
of each of the following written or oral contracts, agreements or other arrangements to which the Company is a party or by which any of its Assets and Properties is bound (and, to the extent oral, accurately describes the terms of such contracts, agreements and arrangements) ("Material Contracts"):

               (i)   all collective bargaining or similar labor agreements;

               (ii) all contracts for the employment of any officer, employee or other person or entity on a full time, part time, consulting or other basis, and all contracts imposing any payment obligation or other liabilities on the Company upon any termination of employment of any of the Company's employees or consultants;

               (iii) all loan agreements, indentures, debentures, notes or letters of credit relating to the borrowing of money or to mortgaging, pledging or otherwise placing a lien on any material asset or material group of assets of the Company;

               (iv)    all guarantees of any obligation;

               (v) all leases or agreements under which the Company is lessee or lessor of, or holds, or operates, any property, real or personal, owned by any other party;

               (vi) all commitments, contracts, sales contracts, purchase orders, mortgage agreements or groups of related agreements with the same party or any group or affiliated parties which require or may in the future require payment of any consideration by the Company;

               (vii) except for commercially available over-the-counter "shrink-wrap software," all license agreements, distribution agreements or any other agreements involving any Company Intellectual Property;

               (viii) all subscription or registration rights agreements or any other agreements related to the equity ownership of the Company; and

               (ix) all contracts or commitments that in any way restrict the Company from carrying on its business anywhere in the world.

          Each contract, agreement or other arrangement disclosed in the Disclosure Schedule is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of each party thereto; and the Company has performed all of its required obligations under, and is not in violation or breach of or default under, any such contract, agreement or arrangement. The other parties to any such contract, agreement or arrangement are not in violation or breach of or default under any such contract, agreement or arrangement. None of the present or former employees, officers, directors or shareholders of the Company is a party to any oral or written contract or agreement prohibiting any of them from freely competing with other parties or engaging in the Company's business as now operated.

     3.21  Environmental Matters.
           ---------------------

          (a) The Company is in compliance with all applicable "Environmental Laws" (as defined below). In the last five (5) years, the Company has not received any communication (whether written or oral), from a Governmental or Regulatory Authority, that alleges that the Company or any of the Assets or Properties used in the Company's business is not in full compliance with Environmental Laws. The Company has all Permits necessary for the conduct of its business as currently conducted. The Company has not been notified by any relevant Governmental or Regulatory Authority that any Permit will be modified, suspended or revoked or cannot be renewed in the Ordinary Course of Business.

          (b) There is no "Environmental Notice" (as defined below) that is pending or, to the Knowledge of the Stockholder or the Company, threatened against the Company.

          (c)  For purposes of this Section 3.21:
                                    ------------

               (i)  "Environment" means any surface water, ground water,
                     -----------
     drinking water supply, land surface or subsurface strata, ambient air and any indoor workplace.

               (ii) "Environmental Notice" means any written notice by any
                     --------------------
     Governmental or Regulatory Authority alleging potential liability (including, without limitation, potential liability for investigative costs, cleanup costs, governmental costs, harm or damages to person, property, natural resources or other fines or penalties) arising out of, based on or resulting from (a) the emission, discharge, disposal, release or threatened release in or into the Environment of any Material or (b) circumstances forming the basis of any violation, or alleged violation, of any applicable Environmental Law.

               (iii)  "Environmental Laws" means all national, state, local and
                       ------------------
     foreign laws, codes, regulations, common law, requirements, directives, Orders, and administrative or judicial interpretations thereof, all as in effect on the date hereof or on the Closing Date, that may be enforced by any Governmental or Regulatory Authority, relating to pollution, the protection of the Environment or the emission, discharge, disposal, release or threatened release of Materials in or into the Environment.

               (iv)   "Material" (for purposes of this Section 3.21) means
                       --------                        ------------
     pollutants, contaminants or chemical, industrial, hazardous or toxic materials or wastes, including, without limitation, petroleum and petroleum products.

     3.22  Inventory. The inventory of the Company is in good and merchantable
           ---------
condition, and suitable and usable in the Ordinary Course of Business for the purposes for which intended. There is no material adverse condition affecting the supply of materials available to the Company. All inventories used in or relating to the conduct of the Company's business are owned by the Company free and clear of any Encumbrances.

     3.23  Accounts Receivable. The accounts receivable and all other
           -------------------
receivables shown on the Financial Statements and on the Interim Financial Statements (subject to reserves for non-collectability as reflected therein), and all receivables acquired or generated by the Company since the end of the period covered by the Interim Financial Statements (subject to reserves for non-collectability as reflected on the books and financial statements of the Company), are bona fide receivables and represent amounts due with respect to actual, arms-length transactions entered into in the Ordinary Course of Business of the Company and are collectible, legal, valid and binding obligations of the obligors, and should be able to be collected by the Company without counterclaim or setoff. Such reserves have been reflected on the books and financial statements of the Company in accordance with GAAP.

     3.24  Plants, Buildings, Structures, Facilities and Equipment. All plants,
           -------------------------------------------------------
buildings, structures, facilities and equipment used by the Company in the conduct of its business are structurally sound with no known material defects and are in good operating condition and repair (subject to normal wear and tear) so as to permit the operation of its business as presently conducted. No such plant, building, structure, facility or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs which are not material in nature or cost. With respect to each plant, building, structure, facility or item of equipment, the Company has not received notification that it is in violation, in any material respect, of any applicable building, zoning, subdivision, fire protection, health or other law, Order, ordinance or regulation and no such violation exists.

     3.25  Insurance. Set forth on the Disclosure Schedule is a complete and
           ---------
accurate list of all primary, excess and umbrella policies, bonds and other forms of insurance currently owned or held by or on behalf of and/or providing insurance coverage to the Company or the Assets and Properties of the Company (or any of the Company's directors, officers, salespersons, agents or employees). The Company carries adequate insurance coverage for its Assets and Properties. All such policies are in full force and effect, and with respect to such policies, all premiums currently payable or previously due have been paid, and no notice of cancellation or termination has been received with respect to any such policy. All such policies are sufficient for compliance with all requirements of law and all agreements to which the Company is a party or otherwise bound, and are valid, outstanding, collectible and enforceable policies and will remain in full force and effect through the Closing Date. None of such policies contains a provision that would permit the termination, limitation, lapse, exclusion or change in the terms of coverage of such policy (including, without limitation, a change in the limits of liability) by reason of the consummation of the transactions contemplated by this Agreement. Complete and accurate copies of all such policies and related documentation have previously been provided to PurchasePro.

     3.26  Tax Matters.
           -----------

           (a) The Company has or will have filed with the appropriate federal, state, local and foreign taxing authorities all Tax Returns required to be filed by or with respect to it on or before the Closing Date, and such Tax Returns are or will be true, correct and complete in all material respects. The Company has paid in full or has made provision in the Financial Statements and the Interim Financial Statements for all taxes which are due or claimed to be due from it by any taxing authority. The reserves for Taxes reflected in the Financial Statements and in the Interim Financial Statements are sufficient for payment in full of all unpaid Taxes (whether or not currently known or disputed) through the date thereof. The Company has not incurred any liability for Taxes other than in the ordinary course of its business since the date of the most recent Interim Financial Statement. There are no liens for Taxes upon the Assets and Properties of the Company except for statutory liens for current Taxes not yet due.

          (b) The Company has not requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed, or, except as set forth in the Disclosure Schedule, waived any statute of limitations for, or agreed to any extension of time with respect to, the assessment of Taxes. The Company has not received any notice of deficiency or assessment from any federal, state, local or foreign taxing authorities with respect to liabilities for Taxes which have not been fully paid or finally settled, and any such deficiency or assessment shown on the Disclosure Schedule is being contested in good faith through appropriate proceedings. Further, no state of facts exists or has existed which would constitute grounds for the assessment of any liability for Taxes with respect to the periods prior to the Closing Date which have not been audited by any taxing authority. Neither the Company, its officers or directors, nor the Stockholder are aware of any information which has caused or should cause them to believe that an audit by any Tax authority may be forthcoming. No claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

          (c) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

          (d) The Company has not filed and will not file prior to the Closing a consent under Code (S) 341(f). The Company is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code
(S) 280G whether paid prior to or after the Closing. The Company is not and has not been a United States real property holding corporation within the meaning of Code (S) 897(c)(2).

     3.27  Labor and Employment Relations. The Company is not a party to or
           ------------------------------
bound by any collective bargaining agreement with any labor organization, group or association covering any of its employees and to the Knowledge of the Stockholder and the Company, there are no attempts to organize any of the Company's employees by any person, unit or group seeking to act as their bargaining agent. The Company has complied with all applicable laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining, discrimination against race, color, national origin, religious creed, physical or mental disability, sex, age, ancestry, medical condition, marital status or sexual orientation, and the withholding and payment of social security and other taxes. There are no pending or, to the Knowledge of the Stockholder and the Company, threatened charges (by employees, their representatives or governmental authorities) of unfair labor practices or of employment discrimination or of any other wrongful action with respect to any aspect of employment of any person employed or formerly employed by the Company. No union representation elections relating to the Company's employees have been scheduled by any Governmental or Regulatory Authority, and to the Knowledge of the Stockholder and the Company, no organizational effort is being made with respect to any of such employees and there is no investigation of the Company's employment policies or practices by any Governmental or Regulatory Authority pending or to the Knowledge of the Stockholder and the Company, threatened. The Company is not currently, and in the past has not been, involved in labor negotiations with any unit or group seeking to become the bargaining unit for any employees of the Company. The Company has never experienced any work stoppages and, to the Knowledge of the Stockholder and the Company, no work stoppage has been threatened or is planned.

     3.28  Certain Employees. The Company has previously provided a list of the
           -----------------
names of the Company's employees and consultants as of the date hereof involved in the management and business operations of the Company, together with the title or job classification of each such person and the total compensation (with wages and bonuses, if any, separately detailed) paid in 1999 (if applicable) and the current rate of pay for each such person on the date of this Agreement.

     3.29  Absence of Certain Developments. Subject to Sections 2.2(d) and
           -------------------------------             ---------------
7.11, since the end of the period covered by the Interim Financial Statements,
----
the Company has not:

           (a) issued any stock, bonds or other corporate securities or any right, options or warrants with respect thereto;

           (b) borrowed any amount, obtained any letters of credit or incurred or become subject to any debt liabilities, provided that the Company will provide written notification to PurchasePro for any single transaction of this nature in excess of Fifteen Thousand Dollars ($15,000);

           (c) discharged or satisfied any lien or Encumbrance or paid any obligation or Liability, other than current Liabilities paid in the Ordinary Course of Business and other than current federal income Tax liabilities;

           (d) declared or made any payment or distribution of cash or other property to shareholders with respect to its stock, or purchased or redeemed any shares of its capital stock, other than the redemption of Anderson's shares in the Company;

           (e) mortgaged or pledged any of its Assets or Properties, or subjected them to any lien, charge or any other Encumbrance, except liens for current property Taxes not yet due and payable;

           (f) sold, leased, subleased, assigned or transferred any of its Assets or Properties, except in the Ordinary Course of Business, or cancelled any debts or claims except in the Ordinary Course of Business;

           (g) made any changes in any employee compensation, severance or termination agreement, commitment or transaction other than routine salary increases consistent with past practice or offer employment to any individuals without PurchasePro's prior written consent;

           (h) other than in the Ordinary Course of Business, entered into any material transaction;

          (i) suffered any damage, destruction or casualty loss, whether or not covered by insurance;

          (j) made any capital expenditures, additions or improvements, except those made in the Ordinary Course of Business;

          (k) entered into any transaction or operated the Company's business, not in the Ordinary Course of Business;

          (l) made any change in its accounting methods or practices or ceased making accruals for taxes, obsolete inventory, vacation and other customary accruals;

          (m) ceased from reserving cash to pay taxes, principal and interest on borrowed funds, and other customary expenses and payments;

          (n) caused to be made any reevaluation of any of its Assets or Properties;

          (o) caused to be entered into any amendment or termination of any lease, customer or supplier contract or other material contract or agreement to which it is a party other than in the Ordinary Course of Business;

          (p) made any material change in any of its business policies, including, without limitation, advertising, distributing, marketing, pricing, purchasing, personnel, sales, returns, budget or product acquisition or sale policies;

          (q) terminated or failed to renew, or received any written threat (that was not subsequently withdrawn) to terminate or fail to renew, any contract or other agreement that is or was material to the Company's business or its financial condition;

          (r) permitted to occur or be made any other event or condition of any character which has had a Material Adverse Effect on it;

          (s) waived any rights material to its financial or business condition;

          (t)  made any illegal payment or rebates; or

          (u)  entered into any agreement to do any of the foregoing.

    3.30  Customers. The Company has previously provided to PurchasePro a true
          ---------
and correct list of the Company's customers during the 1998 and 1999 fiscal years and through September 30, 2000. Except as set forth in the Disclosure Schedule, since October 31, 1999, to the Knowledge of the Stockholder and the Company, no single customer or group of affiliated customers contributing more than Fifteen Thousand Dollars ($15,000) per annum to the gross revenues of the Company has stopped doing business with the Company and, to the Knowledge of the Stockholder and the Company, no such customer has an intention to discontinue doing business or reduce the level of gross revenues from that in fiscal years 1998 or 1999 with the Company.

     3.31  Necessary Property. All of the Real Property and Assets and
           ------------------
Properties owned or leased by the Company and the Intellectual Property owned by or licensed to the Company constitute all of the property reasonably necessary for the conduct of the Company's business in the manner and to the extent presently conducted by the Company.

     3.32  Bank Accounts. The Disclosure Schedule contains a complete and
           -------------
accurate list of each deposit account or asset maintained by or on behalf of the Company with any bank, brokerage house or other financial institution, specifying with respect to each the name and address of the institution, the name under which the account is maintained, the account number, and the name and title or capacity of each Person authorized to have access thereto.

     3.33  Permits. All Permits material to the Business are currently effective
           -------
and valid and have been validly issued. To the Knowledge of the Stockholder and the Company, no additional Permits are necessary to enable the Company to conduct its business in compliance with all applicable federal, state and local laws. Neither the execution, delivery or performance of this Agreement nor the mere passage of time will have any effect on the continued validity or sufficiency of the Permits, nor will any additional Permits be required by virtue of the execution, delivery or performance of this Agreement to enable the Company to conduct its business as now operated. There is no pending Action or Proceeding by any Governmental or Regulatory Authority which could affect the Permits or their sufficiency for the current conduct of the Company's business or of the conduct of the Company's business after the Closing. The Company has provided PurchasePro with true and complete copies of all Permits.

     3.34  Third Party Consents. No consent, approval or authorization of any
           --------------------
third party on the part of the Stockholder or the Company is required in connection with the consummation of the transactions contemplated hereunder.

     3.35  Brokers. Neither the Stockholder nor the Company has retained any
           -------
broker in connection with the transactions contemplated hereunder. PurchasePro has, and will have, no obligation to pay any broker's, finder's, investment banker's, financial advisor's or similar fee in connection with this Agreement or the transactions contemplated hereby by reason of any action taken by or on behalf of the Stockholder or the Company.

     3.36  Material Misstatements and Omissions. The statements,
           ------------------------------------
representations and warranties of the Stockholder contained in this Agreement (including the exhibits and schedules hereto) and in each document, statement, certificate or exhibit furnished or to be furnished by or on behalf of the Company and the Stockholder pursuant hereto, or in connection with the transactions contemplated hereby, taken together, do not contain and will not contain any untrue statement of a material fact and do not and will not omit to state a material fact necessary to make the statements or facts contained herein or therein, in light of the circumstances made, not misleading.

                                  ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF PURCHASEPRO
                 ---------------------------------------------

    PurchasePro represents and warrants to the Stockholder as of the Closing as follows:

     4.1  Organization of PurchasePro. PurchasePro is a corporation duly
          ---------------------------
organized, validly existing, and in good standing under the laws of the State of Nevada. PurchasePro is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required except for any jurisdiction where failure so to qualify would not have a Material Adverse Effect upon PurchasePro. PurchasePro has full power and authority, and holds all Permits and authorizations necessary, to carry on the business in which it is engaged and to own and use the properties owned and used by it except where the failure to have such power and authority or to hold such license, permit or authorization would not have a Material Adverse Effect on PurchasePro.

     4.2  Authority of PurchasePro. PurchasePro has all necessary corporate
          ------------------------
power and corporate authority and has taken all corporate actions necessary to enter into this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder and no other proceedings on the part of PurchasePro are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by PurchasePro and constitutes a legal, valid and binding obligation of PurchasePro enforceable against PurchasePro in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

     4.3  PurchasePro SEC Filings. PurchasePro has furnished or made available
          -----------------------
to the Stockholder copies of all reports or registration statements filed by it with the SEC under the Securities Act and the Exchange Act for all periods since June 8, 1999, all in the form so filed (all the foregoing being collectively referred to as the "PurchasePro SEC Filings"). The PurchasePro SEC Filings constitute all of the documents required to be filed by PurchasePro under
Section 13 or subsections (a) or (c) of Section 14 of the Exchange Act with the SEC from June 8, 1999 through the date of this Agreement. As of their respective filing dates, the PurchasePro SEC Filings complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the PurchasePro SEC Filings contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a document subsequently filed with the SEC. The financial statements of PurchasePro, including the notes thereto, included in the PurchasePro SEC Filings comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and present fairly the financial position of PurchasePro at the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal audit adjustments).

     4.4  Brokers. PurchasePro has not retained any broker in connection with
          -------
the transactions contemplated hereunder. Each of the Stockholder and the Company has, and will have, no obligation to pay any broker's, finder's, investment banker's, financial advisor's or similar fee in connection with this Agreement or the transactions contemplated hereby by reason of any action taken by or on behalf of PurchasePro.

     4.5  PurchasePro Common Stock. Assuming all the conditions set forth in
Section 2.3 are satisfied, all PurchasePro Common Stock issued to the
-----------
Stockholder pursuant to Section 2.2(b) shall be duly authorized, validly issued,
                        -------------
fully paid and nonassessable, free of legends and not subject to any Encumbrances.

     4.6.  Material Misstatements and Omissions. The statements, representations
           ------------------------------------
and warranties of PurchasePro contained in this Agreement (including the exhibits and schedules hereto) and in each document, statement, certificate or exhibit furnished or to be furnished by or on behalf of PurchasePro pursuant hereto, or in connection with the transactions contemplated hereby, taken together, do not contain and will not contain any untrue statement of a material fact and do not and will not omit to state a material fact necessary to make the statements or facts contained herein or therein, in light of the circumstances made, not misleading.

                                   ARTICLE V
           CONDITIONS TO THE OBLIGATIONS OF COMPANY AND STOCKHOLDER
           --------------------------------------------------------

     The obligations of the Stockholder and the Company to effect the transactions contemplated hereby are subject to the satisfaction, on or before the Execution Date and the Closing Date, as indicated, of each of the following conditions:

     5.1 Representations, Warranties and Covenants. All representations and warranties of PurchasePro contained in this Agreement shall be true and correct in all material respects as of the Execution Date and as of the Closing Date, respectively, and PurchasePro shall have performed all agreements and covenants required to be performed by it prior to or on the Closing Date.

     5.2 No Actions or Proceedings. No Actions or Proceedings shall have been instituted or threatened as of either the Execution Date or the Closing Date which question the validity or legality of the transactions contemplated hereby.

     5.3 Closing Deliveries. PurchasePro shall have delivered and executed the documents required to be delivered and executed by PurchasePro pursuant to
Section 2.4(c) hereof.

                                   ARTICLE VI
                  CONDITIONS TO THE OBLIGATIONS OF PURCHASEPRO
                  --------------------------------------------

     The obligation of PurchasePro to effect the transactions contemplated hereby is subject to the satisfaction, on or before the Execution Date and the Closing Date, as indicated, of each of the following conditions:

     6.1  Representations, Warranties and Covenants. All representations and
          -----------------------------------------
warranties of the Stockholder and the Company contained in this Agreement shall be true and correct in all material respect as of the Execution Date and as of the Closing Date, respectively, and the Stockholder and the Company shall have performed all agreements and covenants required to be performed by them prior to or on the Closing Date.

     6.2  No Material Adverse Change. There has not been any material adverse
          --------------------------
change, or any event or development which, individually or together with other such events, could reasonably be expected to result in a failure to satisfy the conditions set forth in this Article VI.
              ----------

     6.3  No Actions or Proceedings. No Actions or Proceedings shall have been
          -------------------------
instituted or threatened as of the Execution Date or the Closing Date which question the validity or legality of the transactions contemplated hereby.

     6.4  Consents. All Permits (including without limitation Environmental
          --------
Permits), authorizations, consents, approvals and waivers from third parties and Governmental or Regulatory Authorities and other Persons necessary or appropriate to permit the Stockholder and the Company to perform their respective obligations hereunder and to consummate the transactions contemplated hereby shall have been obtained on or before the Closing Date.

     6.5  Closing Deliveries. The Stockholder and the Company shall have
          ------------------
delivered and executed the documents required to be delivered and executed by the Stockholder and the Company pursuant to Section 2.4(b) hereof.

     6.6. Additional Documents. The Stockholder and the Company shall furnish
          --------------------
PurchasePro with such other documents as PurchasePro may reasonably request for the purpose of facilitating the consummation of the transactions contemplated herein.

     6.7  Anderson Transaction. The Company has executed the Redemption
          --------------------
Agreement as of the Execution Date.

                                  ARTICLE VII
                            COVENANTS OF THE PARTIES
                            ------------------------

    Each of PurchasePro, the Stockholder and the Company covenants with the others as follows:

     7.1  Maintenance of Business Prior to Closing. Except as contemplated by
          ----------------------------------------
this Agreement, during the period from the Execution Date to the Closing Date, the Company shall conduct its business and operations in accordance with its ordinary and usual course of business and seek to preserve intact its business organizations and seek to preserve its current relationships with the customers, suppliers and other persons with whom it has business relations to the extent consistent with its ordinary course of business. Without limiting the generality of the foregoing and, except as otherwise expressly provided in this Agreement, prior to the Closing Date, without the prior written consent of PurchasePro, neither the Company nor (to the extent applicable and relevant to the Company) the Stockholder will:

          (a) (i) create, incur or assume any long-term or short-term debt (including obligations with respect to capital leases), other than under revolving credit facilities existing as of the date of this Agreement or in connection with the acquisition of any real estate, machinery, equipment or other capital assets with a purchase price not in excess of $15,000 in the aggregate, (ii) assume, guarantee, endorse or otherwise become liable or responsible for (whether directly, contingently or otherwise) the obligations of any other person or entity, other than endorsing negotiable instruments in the ordinary course of business consistent with past practices or (iii) make any capital expenditure or commitment or additions to Assets or Properties owned by the Company or used in the Company's Business that exceed $10,000;

          (b) (i) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any shares of capital stock of the Company, (ii) redeem or otherwise acquire any shares of capital stock of the Company, (iii) split, combine or reclassify any shares of capital stock of the Company or (iv) place any pledge, security interest, lien, change, Encumbrance, equity claim, option or limitation of any nature whatsoever on any shares of capital stock of the Company;

          (c) (i) except as required by applicable law, increase the compensation of any director or officer, or, other than in the ordinary course of business consistent with past practices, any salesperson, agent or employee of the Company, (ii) grant or announce any general increase of compensation with respect to all or substantially all of the employees of the Company, (iii) pay or agree to pay any pension, retirement allowance, severance or other employee benefit not required by law or by any Plan to any director, officer, salesperson, agent or employee of the Company, whether past or present,
(iv) commit itself to any additional pension, profit sharing, bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or to any employment or consulting agreement with or for the benefit of any Person or (v) amend any Benefit Plan, other than as required by, or as necessary to comply with, applicable law or by any such Benefit Plan;

          (d) (i) sell, transfer or otherwise dispose of, or agree to sell, transfer or otherwise dispose of, Assets or Properties used by the Company in the conduct of its business in excess of $5,000 in the aggregate (other than inventory sold in the ordinary course of business at prices consistent with past practices) or (ii) permit any Encumbrance on any Assets or Properties that are used in the conduct of the Company's business;

          (e) permit any insurance (or reinsurance) policies to be cancelled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies with similarly rated insurance companies providing coverage equal to or greater than coverage remaining under those cancelled, terminated or lapsed are in full force and effect;

          (f) make any changes to the Company's accounting methods, principles or practices, except as required by GAAP;

          (g) permit any damage, destruction or casualty loss, whether covered by insurance or not, material to the Company taken as a whole, or material to any Real Property used by the Company in the conduct of the Company's business;

          (h) make, pay, discharge or otherwise satisfy any claims, Liabilities or Encumbrances of the Company, other than the payment, discharge or satisfaction in the ordinary course of business of Liabilities reflected or reserved against in the Interim Financial Statements or incurred in the ordinary course of business since the date of the Interim Financial Statements, except payments required by the terms thereof;

          (i) cancel, waive, relinquish or otherwise dispose of any debt, obligations or rights of the Company in excess of $5,000 in the aggregate;

          (j) through negotiation or otherwise, make any commitment or incur any Liability with respect to any labor organization;

          (k) enter into any other agreements, commitments or transactions, except agreements, commitments or transactions made in the ordinary course of business;

          (l)  make any change to its Articles of Incorporation or Bylaws;

          (m) take or omit to take any action in violation or contravention of any provision of Section 3.29 above or any other representation or warranty
                 ------------
hereunder;

          (n) issue any shares of its capital stock or other equity securities or subscriptions, options, warrants, calls, commitments or other rights of any kind whatsoever for the purchase or acquisition of, or any securities convertible or exchangeable for, any capital stock of the Company; or

          (o) agree, whether in writing or orally, whether formally or informally, to engage in any of the actions described in clauses (a) through
                                                         ----------
(n) of this Section 7.1.
---         -----------
     7.2  Payment of Taxes for Transfer of Company Stock. The Stockholder
          ----------------------------------------------
shall be responsible for the payment of any Taxes payable with respect to the transfer of the Company Stock.

     7.3  Negative Covenants. Except as otherwise expressly permitted by this
          ------------------
Agreement, between the date of this Agreement and the Closing, the Company and the Stockholder will not, without the prior consent of PurchasePro, take any affirmative action or fail to take any reasonable action within its control, as a result of which any of the changes or events listed in Section 3.29 is
                                                         ------------
reasonably likely to occur. In addition,

PURCHASEPRO COM INC-8-J-Current Report             Date Filed: January 31, 2001
-------------------------------------------------------------------------------

PurchasePro will not take any affirmative action (including, but not limited to, the placement of any restrictive legend on the PurchasePro Common Stock certificates issued pursuant to Section 2.2(b) hereof) or fail to take any
                                --------------
reasonable action within its control that would prevent the transfer (concurrently with, or immediately following, the Closing) of the PurchasePro Common Stock issued pursuant to Section 2.2(b).
                                -------------

     7.4  Investigation by PurchasePro. The Company shall allow PurchasePro, and
          ----------------------------
its potential lenders, investors and their respective representatives and agents, at PurchasePro's own expense during regular business hours, or otherwise with the consent of the Company (which consent shall not be unreasonably withheld), to conduct such inspections of the Company and to inspect (and, if applicable, make copies of) the Company's Assets and Properties, Books and Records, plants, offices, warehouses, and other facilities of the Company as requested by PurchasePro and reasonably necessary for or reasonably related to the operation of the Company's business, including historical financial information concerning the Company's business; provided, however, PurchasePro
                                               --------  -------
shall enter into a Confidentiality Agreement, substantially in form and substance satisfactory to PurchasePro and the Company, prior to obtaining any access to such Company information.

     7.5  Consents.  As soon as practicable, the Stockholder and the Company
          --------
will commence all reasonable action required hereunder to obtain all applicable Permits, consents (including without limitation the consent of the Stockholder's spouse), approvals and agreements of, and to give all notices and make all filings with, any third parties as may be necessary to authorize, approve or permit the full and complete consummation of the transactions contemplated hereby by the Closing Date .

     7.6  Notification of Certain Matters. The Stockholder and the Company shall
          -------------------------------
give prompt notice to PurchasePro, and PurchasePro shall give prompt notice to the Stockholder and the Company of (i) the discovery of a fact or facts of which he or it has actual knowledge which cause him or it to conclude that any of the representations, warranties or statements made by another party hereto or in an any exhibit, schedule or other document delivered pursuant to this Agreement, may be false or misleading or omit to state facts necessary in order to make such representations, warranties or statements not false or misleading; (ii) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate any time from the date hereof to the Closing Date; and
(iii) any failure of PurchasePro, the Stockholder or the Company, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by him or it hereunder. Each party shall use all reasonable efforts to remedy any failure on his or its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by him or it hereunder. During the period from the date of this Agreement to the Closing Date, the Stockholder and the Company will promptly notify PurchasePro of any material change in, or outside of, the normal course of business or operations of the Company and of any Governmental or Regulatory Authority complaints, investigative hearings, or the institution, threat (to the Knowledge of the Stockholder and/or the Company of such threat) or settlement of litigation, and shall keep PurchasePro fully informed in reasonable detail of such events. The Company shall not enter into any settlements in connection with any such litigation without the prior written consent of PurchasePro.

     7.7  No Negotiation. Until this Agreement is terminated, neither the
          --------------
Company nor the Stockholder nor any of their respective Affiliates will directly or indirectly solicit, initiate or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to or consider the merits of any unsolicited inquiries or proposals from, any Person (other than PurchasePro) relating to any transaction involving the sale of all or a substantial portion of (i) the Stockholder's beneficial ownership in the Company Stock or any other securities of the Company owned by the Stockholder, (ii) the business or assets of the Company or (iii) any of its capital stock or any merger, consolidation, business combination or similar transaction involving the Company (each a "Proposed Acquisition Transaction"). The Company and the Stockholder will immediately notify PurchasePro if any discussions or negotiations are sought to be initiated, any inquiry or proposal is made, or any information is requested with respect to any Proposed Acquisition Transaction and notify PurchasePro of the terms of any written proposal which it or its Affiliates may receive in respect of any such Proposed Acquisition Transaction, including without limitation the identity of the prospective purchaser or soliciting party. The Company and the Stockholders shall also provide PurchasePro with a copy of any written offer.

     7.8  Reasonable Best Efforts. Subject to the terms and conditions of this
          -----------------------
Agreement, each of the parties hereto will use its reasonable best efforts to take, or cause to be taken, all action, or to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, obtaining all consents and approvals of all Persons and Governmental or Regulatory Authorities and removing any injunctions or other impairments or delays or otherwise which are necessary to the consummation of the transactions contemplated by this Agreement. The Stockholder and the Company will not, directly or indirectly, solicit or discuss with any other Person any proposals concerning the sale, lease or other disposition of the Company, and the Stockholder and the Company agree not to furnish, directly or indirectly, to any Person who is a potential acquiror of the Company any non-public information relating to the Company.

     7.9  Filings. Each of the parties hereto will use his or its reasonable
          -------
best efforts to make or cause to be made all such filings and submissions as may be required under applicable laws and regulations for the consummation of the transactions contemplated by this Agreement. The Stockholder, the Company and PurchasePro will coordinate and cooperate with one another in exchanging such information and provide each other such assistance as any other party may reasonably request in connection with the foregoing; provided, however, that the
                                                     --------  -------
Stockholder shall be solely responsible for the preparation and filing of any short year Tax Returns of the Company for the period ending on the Closing Date (the "Stub Period Tax Filing").

     7.10  Public Announcements. Except as required by applicable law, prior to
           --------------------
the Closing none of the parties hereto will issue or cause the publication of any press release or otherwise make any public statement with respect to transactions contemplated hereby without the consent of the other parties hereto.

     7.11  Planned Distributions. Notwithstanding anything to the contrary in
           ---------------------
this Agreement, the Company shall be permitted to (i) transfer warrants to purchase 50,000 shares of NEI common stock to the Stockholder and (ii) make distributions to its employees prior to Closing that would otherwise not be made in the Ordinary Course of Business (with respect to such distributions made pursuant to this subsection (ii) of Section 7.11, "Planned Distributions");
                                    ------------
provided, however, that the Planned shall in no event exceed One Million One
--------  -------
Hundred Thousand Dollars ($1,100,000) in the aggregate.

     7.12  Financial Statements.  The Company shall prepare all financial
           --------------------
statements of the Company for the period beginning on November 1, 2000 and ending on the Closing Date in accordance with GAAP .

     7.13  Rule 144 Reporting.  With a view to making available the benefits of
           ------------------
certain rules and regulations of the SEC which may at any time permit the sale of the PurchasePro Common Stock issued to the Stockholder, pursuant to Section
                                                                       -------
2.2(b) hereof, to the public without registration, PurchasePro agrees at all
-----
times from the date of this Agreement until the sale of the PurchasePro Common Stock issued to the Stockholder under Section 2.2(b) to (i) make and keep public
                                      -------------
information available, as those terms are understood and defined in Rule 144 under the Securities Act and (ii) use its best efforts to file with the SEC in a timely manner all reports and other documents required of PurchasePro under the Securities Act and the Exchange Act.

     7.14  Distribution of Warrants. The parties hereto agree that at any time
           ------------------------
the warrants to purchase the common stock of Networld Exchange, Inc. ("NEI") at $3.33 per share issuable pursuant to that certain Strategic Alliance Agreement dated January 19, 2000 by and between the Company and NEI are issued, the first 100,000 shares of such warrants shall be issued to the Company.

                                 ARTICLE VIII
                   ACTIONS BY THE PARTIES AFTER THE CLOSING
                   ----------------------------------------

     8.1  Survival of Representations, Warranties, Etc. The representations,
          --------------------------------------------
warranties and covenants contained in or made pursuant to this Agreement or any certificate, document or instrument delivered pursuant to or in connection with this Agreement in the transactions contemplated hereby shall survive the execution and delivery of this Agreement and the Closing hereunder notwithstanding any investigation, analysis or evaluation by PurchasePro or its designees of the Assets and Properties, its business, operations or condition (financial or otherwise) of the Company and thereafter the representations and warranties of the Stockholder, the Company and PurchasePro shall continue to survive in full force and effect for a period of eighteen (18) calendar months after the Closing Date; provided, however, the representations and warranties in
                        --------  -------
Sections 3.1 through 3.5 shall survive indefinitely and in Section 3.26 shall
------------         ---                                   ------------
survive for the statute of limitations plus one year.

     8.2  Indemnification.
          ---------------

          (a) By the Stockholder.  The Stockholder shall indemnify, defend and
              ------------------
hold harmless PurchasePro, and its officers, directors, employees, agents, successors and assigns (collectively the "PurchasePro Group") from and against any and all costs, losses, Liabilities, damages, lawsuits, deficiencies, claims and expenses actually surrendered or incurred by them, including without limitation, interest, penalties, and attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing, except as otherwise provided below (collectively, the "Damages"), incurred in connection with, arising out of, resulting from or incident to (i) any breach of any covenant, representation, warranty or agreement or the inaccuracy of any representation, made by the Company or the Stockholder in or pursuant to this Agreement, or in the other documents delivered in connection with the transactions contemplated in this Agreement, (ii) Actions or Proceedings set forth in the Disclosure Schedule or in the other documents delivered in connection with the transactions contemplated in this Agreement and (iii) the Stub Period Tax Filing.

          (b)  By PurchasePro. PurchasePro shall indemnify, reimburse, defend
               --------------
and hold harmless the Stockholder and his agents, successors and assigns from and against any and all Damages incurred in connection with, arising out of, resulting from or incident to any breach of any covenant, representation, warranty or agreement or the inaccuracy of any representation, made by PurchasePro in or pursuant to this Agreement or in the other documents delivered in connection with the transactions contemplated in this Agreement.


          (c)  Defense of Claims. If any Action or Proceeding is threatened,
               -----------------
filed or initiated by a third party against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event within ten (10) days after the service of the citation or summons); provided, however, that the failure of
                                         --------  -------
any indemnified party to give timely notice shall not affect rights to indemnification hereunder except to the extent that the indemnifying party demonstrates actual damage caused by such failure. Such notice shall state the amount of the Damages, if known, the method of computation, if known, and a reference to the provision of this Agreement in respect to which such right of indemnification is claimed arises. After such notice, if the indemnifying party shall acknowledge in writing to the indemnified party that the indemnifying party shall be obligated under the terms of its indemnity hereunder in connection with such Action or Proceeding, then the indemnifying party shall be entitled, if it so elects, to take control of the defense and investigation of such Action or Proceeding and to employ and engage attorneys of its own choice to handle and defend the same, such attorneys to be reasonably satisfactory to the indemnified party, at the indemnifying party's cost, risk and expense (unless (i) the indemnifying party has failed to assume the defense of such Action or Proceeding or (ii) the named parties to such Action or Proceeding include both of the indemnifying party and the indemnified party, and the indemnified party and its counsel determine in good faith that there exists a conflict of interest that would make it inappropriate for the same counsel to represent both the indemnifying party and the indemnified party) and to compromise or settle such Action or Proceeding, which compromise or settlement shall be made only with the written consent of the indemnified party, such consent not to be unreasonably withheld. The indemnified party may withhold such consent if such compromise or settlement would have a Material Adverse Effect on the conduct of business or requires less than an unconditional release to be obtained. If (i) the indemnifying party fails to provide written notice of its intent to assume the defense of such Action or Proceeding or other claim indicated in the notice within fifteen (15) days after receipt of notice thereof pursuant to this
Section 8.2, or (ii) the named parties to such Action or Proceeding include both
-----------
the indemnifying party and the indemnified party and the indemnified party and its counsel determine in good faith that there exists a conflict of interest that would make it inappropriate for the same counsel to represent both the indemnifying party and the indemnified party, the indemnified party against which such Action or Proceeding has been filed or initiated will (upon delivering notice to such effect to the indemnifying party) have the right to undertake, at the indemnifying party's cost and expense (which costs and expenses shall be reasonable), the defense, compromise or settlement of such Action or Proceeding on behalf of and for the account and risk of the indemnifying party; provided, however, that such Action or Proceeding or other
                    --------  -------
claim shall not be compromised or settled without the written consent of the indemnifying party, which consent shall not be unreasonably withheld. In the event the indemnified party assumes defense of the Action or Proceeding, the indemnified party will keep the indemnifying party reasonably informed of the progress of any such defense, compromise or settlement and will consult with and consider any reasonable advice from, the indemnifying party of any such defense, compromise or settlement. The indemnifying party shall be liable for any settlement of any action effected pursuant to and in accordance with this
Section 8.2 and for any final judgment (subject to any right of appeal), and the
-----------
indemnifying party agrees to indemnify and hold harmless the indemnified party from and against any Damages by reason of such settlement or judgment.

      The indemnified party shall cooperate in all reasonable respects with the indemnifying party and such attorneys in the investigation, trial and defense of such Action or Proceeding and any appeal arising therefrom, including without limitation, making available all records, materials and other information in the indemnified party's possession or control; provided, however, that the
                                           --------  -------
indemnified party may, at its own cost, participate in the investigation, trial and defense of such Action or Proceeding and any appeal arising therefrom. The indemnifying party shall pay all expenses due under this Section 8.2 as such
                                                         -----------
expenses become due. In the event such expenses are (i) neither in dispute nor so paid or (ii) not so paid because of the insolvency of the indemnifying party, then, in either case, the indemnified party shall be entitled to settle any Action or Proceeding under this Section 8.2 without the consent of the
                                -----------
indemnifying party and without waiving any rights the indemnified party may have against the indemnifying party.

      (d)  Other Claims. A claim for indemnification for any matter not
           ------------
involving a third-party claim may be asserted by notice to the party from whom indemnification is sought. Such notice shall state the amount of Damages, if known, the method of computation thereof, and contain a reference to the provisions of this Agreement in respect to which such right of indemnification is claimed or arises.

      (e)  Tax Indemnification.
           -------------------

           (i) Notwithstanding anything in this Agreement to the contrary, the Stockholder shall indemnify, reimburse, defend and hold harmless all members of the PurchasePro Group for, from and against all Damages arising in respect of any "Pre-Closing Period" (as defined below) asserted against or incurred by members of the PurchasePro Group resulting from a breach of the representations or warranties set forth in Section 3.26 herein, including without limitation the
                           ------------
Disclosure Schedule referred to therein and relating to such Section ("Tax Losses"). If any correspondence is received from a taxing authority that could give rise to a right of indemnification under this Section 8.2(e), PurchasePro
                                                   -------------
shall promptly forward such correspondence to the Stockholder.


           (ii) "Pre-Closing Period" means any taxable period ending on or before the Closing Date, and the portion of any taxable period beginning on or before but ending after the Closing Date which portion begins on the first day of such a taxable period and ends on the Closing Date.

      Notwithstanding anything in this Agreement to the contrary, the Stockholder shall have the right, for the period covered by Section 3.26 hereof,
                                                            ------------
to control any audit or determination by any taxing authority, contest, defend against, resolve, and settle any assessment, notice of deficiency or other adjustment or proposed adjustment of Taxes or otherwise resolve any issue pertaining to any Tax Losses; provided, however, that the Stockholder shall not
                              --------  -------
settle any assessment or claim hereunder that would have a material adverse effect on the business, operations, financial condition, Assets and Properties, Liabilities or prospects of PurchasePro or the Company. The Stockholder shall have the right to receive from PurchasePro in a timely manner copies of all correspondence, records and relevant documentation necessary or appropriate to assist in its defense or handling of such matters with any taxing authority. Purchase Pro shall be timely informed of and have the right to attend all meetings with third parties relating to any claimed Tax Losses (at PurchasePro's sole expense).

     8.3  Further Assurances. In case at any time after the Closing any further
          ------------------
action is actin is necessary or desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as the other party reasonably may request, at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under this Article VIII)
     ------------

     8.4  Limitation on Indemnification.
          -----------------------------

          (a) The parties hereby agree that as a mutual inducement to each of them to enter into, and as a condition for this Agreement, the indemnification provided by this Article VIII shall be the sole and exclusive remedy available
                 ------------
to the parties hereto for any breach of any representation or warranty contained in this Agreement. The parties hereto acknowledge that no party hereto has made any representation or warranty to any other party hereto other than as set forth in this Agreement and in the exhibits and schedules attached hereto.

          (b) The amount of any recovery to which any indemnified party shall be entitled pursuant to this Article VIII shall be net of (i.e., after deduction) any insurance proceeds inuring to such indemnified party as a result of the facts which entitle such indemnified party to indemnification pursuant to
Article VIII.

          (c) The Stockholder shall have no liability to any member of the PurchasePro Group, and PurchasePro shall have no liability to the Stockholder, for amounts payable pursuant to their respective indemnification obligations in
Section 8.2 until the total of all such Damages incurred by the indemnified party exceed Fifty Thousand Dollars ($50,000) in the aggregate (the "Threshold Amount"), and then indemnification by the indemnifying party shall apply to all such Damages exceeding the Threshold Amount.

          (d) The Stockholder shall have no liability to any member of the PurchasePro Group, and PurchasePro shall have no liability to the Stockholder, pursuant to their respective indemnification obligations in Section 8.2 to the extent that the total of all Damages (subject to the threshold requirements set forth in Section 8.4(c) above) paid by such indemnifying party pursuant to such indemnification obligations exceeds One Million Dollars ($1,000,000) in the aggregate.

          (e) The limitation on the Stockholder's and PurchasePro's indemnification obligation in Section 8.1 or this Section 8.4 shall not apply to
                                      ---         -----------
any fraud by the Stockholder or the Company, or by PurchasePro, as the case may be, of any representation, warranty, covenant or agreement or obligation of such party. In addition, the limitation on the Stockholder's indemnification obligation in this Section 8.4 shall not apply to any Damages resulting from (i)
                   -----------
disputes regarding ownership of the Company Stock, (ii) Actions or Proceedings listed on the Disclosure Schedule and (iii) disputes regarding the Company's ownership of Company Intellectual Property.

      8.5  Indemnity Escrow Account. In the event that PurchasePro is entitled
           ------------------------
to indemnification under Section 8.2, PurchasePro's first recourse for
                         -----------
indemnification shall be the Escrow Amount pursuant to the terms of this Agreement and the Escrow Agreement. After the Escrow Amount is exhausted or the Escrow Agreement is terminated, PurchasePro shall be entitled to payment for the Stockholder's indemnification obligations under Section 8.2 above directly from
                                                -----------
the Stockholder, subject to the limitations set forth in Section 8.4.
                                                         ------------

                                  ARTICLE IX
                                 MISCELLANEOUS
                                 -------------

     9.1  Notices. All notices, requests and other communications hereunder must
          -------
be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission with answer back confirmation or mailed (postage prepaid by certified or registered mail, return receipt requested) or by overnight courier to the parties at the following addresses or facsimile numbers:

                          If to the Stockholder, to:

                               Ronald M. Dressin
                               13661 Acorn Patch Lane
                               Poway, CA  92064

                               with copies to:
                               Miller, Monson, Peshel, Polacek & Hoshaw
                               501 W. Broadway, Suite 700
                               San Diego, CA  92101
                               Facsimile No.: (619) 238-8808
                               Attention: William D. Hoshaw, Esq.

                          If to PurchasePro, to:

                               PurchasePro.com, Inc.
                               3291 North Buffalo Drive
                               Las Vegas, NV  89129
                               Facsimile No:  (702) 316-7001
                               Attention:  Scott Wiegand


                           with copies to:
                                Brobeck, Phleger & Harrison LLP
                                12390 El Camino Real
                                San Diego, CA  92130
                                Facsimile No.:  (858) 720-2555
                               Attention:  Michael S. Kagnoff, Esq.

     All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 9.1, be deemed given upon
                                              -----------
delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section 9.1, be deemed given upon receipt, and (iii) if
                 -----------
delivered by mail in the manner described above to the address as provided in this Section 9.1, be deemed given upon receipt (in each case regardless of
     -----------
whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

     9.2  Termination. This Agreement may be terminated at any time prior to
          -----------
Closing: (a) by mutual written consent of the parties hereto, in which event, the terms of such consent shall govern the treatment of amounts paid by PurchasePro to the Stockholder and the Company pursuant to Sections 2.2(a) and
                                                           --------------
2.2(d);
------

         (b) by the Stockholder or the Company, if the Stockholder and the Company are not in material breach of their respective obligations under this Agreement and (i) any condition precedent to the Stockholder and the Company's obligations hereunder are not satisfied and such conditions are not waived by the Stockholder and the Company at or prior to the Closing Date, (ii) there has been a material violation or breach by PurchasePro of any agreement, representation or warranty contained in this Agreement and such violation or breach has not been waived in writing by the Stockholder and the Company, (iii) the Closing
has not occurred within ninety (90) days of the Execution Date for any reason other than the failure to receive a Qualification Permit from the Department or
(iv) the Closing has not occurred within one hundred eighty (180) days of the Execution Date; provided, however, that for purposes of this Section 9.2(b), a
                --------  -------                            -------------
reduction in the trading price or market volume of PurchasePro common stock, whether occurring at any time or from time to time, as reported by Nasdaq or any other automated quotation system or exchange shall not constitute a material violation or breach by PurchasePro of any such agreement, representation or warranty contained in this Agreement; provided, further, that if a termination
                                      --------  -------
has occurred pursuant to this Section 9.2(b)(i) or (ii), the Stockholder and the
                              ------------------------
Company shall be under no obligation to refund to PurchasePro the $1,500,000 paid to the Stockholder under Section 2.2(a) and the $3,500,000 paid to
                              -------------
the Company under Section 2.2(d), respectively, hereof;
                  -------------

          (c) by PurchasePro, if PurchasePro is not in material breach of its obligations under this Agreement and (i) any condition precedent to PurchasePro's obligations hereunder is not satisfied and such condition is not waived by PurchasePro at or prior to the Closing Date or (ii) there has been a material violation or breach by any of the Stockholder or the Company of any agreement, representation or warranty contained in this Agreement and such violation or breach has not been waived in writing by PurchasePro. In the event of a termination of this Agreement pursuant to this Section 9.2(c), the
                                                    -------------
Stockholder and the Company shall refund to PurchasePro in cash the $1,500,000 paid to the Stockholder under Section 2.2(a) and the $3,500,000 paid to the
                              -------------
Company under Section 2.2(d), respectively, hereof;
              -------------

          (d)  by PurchasePro (or the Stockholder with respect to Section
                                                                  -------
9.2(d)(i) below), if there shall be any action taken, or any statute, rule
--------
regulation or order enacted, promulgated or issued or deemed applicable to the transactions contemplated by this Agreement, by any governmental entity, which would (i) prohibit PurchasePro's ownership or operation of all or any portion of the Company's Assets or Properties or (ii) compel PurchasePro to dispose of or hold separate all or a portion of the Company's Assets or Properties as a result of the transactions contemplated by this Agreement, in either event, the Stockholder and the Company shall refund to PurchasePro in cash the $1,500,000 paid to the Stockholder under Section 2.2(a) and the $3,500,000 paid to the
                              -------------
Company under Section 2.2(d), respectively, hereof; and
              -------------

          (e) by PurchasePro, if the Stockholder or the Company become insolvent or seek protection under any bankruptcy, receivership, trust deed, creditors arrangement, composition or comparable proceeding, or if any such proceeding is instituted against the Stockholder or the Company and not dismissed within sixty (60) days of its filings, in which event, the Stockholder and the Company shall refund to PurchasePro the $1,500,000 paid to the Stockholder under Section 2.2(a) and the $3,500,000 paid to the Company under
                  -------------
Section 2.2(d), respectively, hereof.
-------------

          Except as provided in Section 9.3, in the event of the termination of
                                -----------
this Agreement as above provided, no party shall have any liability hereunder of any nature whatsoever to any other party, including any liability for Damages; provided, however, that if, at the time of such termination, any party is in
--------  -------
default under its obligations hereunder, the party in default shall be liable to the other parties for such default.

          In the event that a condition precedent to its obligations is not satisfied, nothing contained herein shall be deemed to require any party to terminate this Agreement, rather than to waive such condition precedent and proceed with the Closing. If the parties proceed with and consummate the transactions contemplated in this Agreement, all conditions precedent shall be deemed waived.

     9.3  Termination Fee.
          ---------------

          (a) In the event that this Agreement shall be terminated (i) by PurchasePro pursuant to Sections 9.2(c) or 9.2(e), above, or (ii) by the
                        ---------------    ------
Stockholder or the Company in any manner other than pursuant to Sections 9.2(a),
                                                                ---------------
9.2(b) or 9.2(d)(i), and, in either case, the Company or the Stockholder accepts
------    ---------
an offer for a Proposed Acquisition Transaction or enters into any agreement granting a third party an exclusive right to any assets of the Company within two (2) years of such termination, then, in any such event, in addition to repayment of the $1,500,000 paid to the Stockholder under Section 2.2(a) and the
                                                          --------------
$3,500,000 paid to the Company under Section 2.2(d), respectively, and any other
                                     --------------
remedies PurchasePro may have, the Stockholder and the Company shall pay to PurchasePro the sum of Five Million Dollars ($5,000,000) in cash, which shall be due and payable in full upon request by PurchasePro. All payments pursuant to this Section 9.3(a) shall
                                                           -------------
be made by wire transfer of same-day funds to an account specified by PurchasePro.

          (b)  Each party acknowledges that the agreements contained in Sections
                                                                        --------
9.2(b) and 9.3 hereof are an integral part of the transactions contemplated by
-----      ---
this Agreement, and that, without these agreements, the other party would not enter into this Agreement; accordingly, if a party fails promptly to pay the amount due pursuant to this Section 9.3 and, in order to obtain such payment,
                            -----------
PurchasePro commences a suit which results in a judgement or settlement for the fee set forth in this Section 9.3, the liable party shall pay to PurchasePro its
                      -----------
costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

     9.4  Entire Agreement. This Agreement (and all Exhibits and Schedules
          ----------------
attached hereto, all other documents delivered in connection herewith) supersedes all prior discussions and agreements among the parties with respect to the subject matter hereof and contains the sole and entire agreement among the parties hereto with respect thereto.

     9.5  Waiver. Any term or condition of this Agreement may be waived at any
          ------
time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party hereto of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

     9.6  Amendment. This Agreement may be amended, supplemented or modified
          ---------
only by a written instrument duly executed by or on behalf of each party hereto.

     9.7  No Third Party Beneficiary. The terms and provisions of this Agreement
          --------------------------
are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under Section 8.2.
                                   -----------

     9.8  No Assignment; Binding Effect. Neither this Agreement nor any right,
          -----------------------------
interest or obligation hereunder may be assigned by the Stockholder. Prior to the Closing Date, neither this Agreement nor any right, interest or obligation hereunder may be assigned by PurchasePro, provided, however, this Agreement may be assigned by PurchasePro at any time after the Closing with the Stockholder's consent. This Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective permitted successors and assigns.

     9.9  Headings. The headings used in this Agreement have been inserted for
          --------
convenience of reference only and do not define or limit the provisions hereof.


     9.10  Severability. If any provision of this Agreement is held to be
           ------------
illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof and (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

     9.11  Governing Law. This Agreement shall be governed by and construed in
           -------------
accordance with the laws of the State of California applicable to contracts executed and performed in such State, without giving effect to conflicts of laws principles.

     9.12  Arbitration and Venue. Any controversy or claim arising out of or
           ---------------------
relating to this Agreement or the making, performance or interpretation thereof shall be submitted to arbitration in San Diego, California, pursuant to the rules and procedures of the Commercial Rules of the American Arbitration Association before a panel of three arbitrators. The ruling of the arbitrator shall be final, and judgment thereon may be entered in any court having jurisdiction. If any question is submitted to a court of law for resolution, then the Superior Court, San Diego County or the United States District Court having jurisdiction in the County of San Diego shall be the exclusive court of competent jurisdiction for the resolution of such question. Each party will bear one half of the cost of the arbitration filing and hearing fees, and the cost of the arbitrator. Each party will bear its own attorneys' fees, unless otherwise decided by the arbitrator. The parties understand and agree that the arbitration shall be instead of any civil litigation and that the arbitrator's decision shall be final and binding to the fullest extent permitted by law and enforceable by any court having jurisdiction thereof. Each party shall be entitled to pre-hearing discovery as provided in California Code of Civil Procedure Section 1283.05

     9.13  Consent to Jurisdiction and Forum Selection. The parties hereto agree
           -------------------------------------------
that all actions or proceedings arising in connection with this Agreement shall be initiated and tried exclusively in the State and Federal courts located in the County of San Diego, State of California. The aforementioned choice of venue is intended by the parties to be mandatory and not permissive in nature, thereby precluding the possibility of litigation between the parties with respect to or arising out of this Agreement in any jurisdiction other than that specified in this Section 9.11. Each party hereby waives any right it may have to assert the
     ------------
doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this paragraph, and stipulates that the State and Federal courts located in the County of San Diego, State of California shall have in personam jurisdiction and venue over each of them for the purposes of litigating any dispute, controversy or proceeding arising out of or related to this Agreement. Each party hereby authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this Section 9.11 by registered or certified mail,
                                   ------------
return receipt requested, postage prepaid, to its address for the giving of notices as set forth in this Agreement, or in the manner set forth in Section
                                                                      -------
9.1 of this Agreement for the giving of notice.  Any final judgment
---
rendered against a party in any action or proceeding shall be conclusive as to the subject of such final judgment and may be enforced in other jurisdictions in any manner provided by law.

     9.14  Expense. Except as otherwise provided in this Agreement, the
           -------
Stockholder and PurchasePro shall pay their own expenses and costs incidental to the preparation of this Agreement and to the consummation of the transactions contemplated hereby.

     9.15  Construction. No provision of this Agreement shall be construed in
           ------------
favor of or against any party on the ground that such party or its counsel drafted the provision. Any remedies provided for herein are not exclusive of any other lawful remedies which may be available to either party. This Agreement shall at all times be construed so as to carry out the purposes stated herein.

     9.16  Counterparts. This Agreement may be executed in any number of
           ------------
counterparts and by facsimile, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                          [SIGNATURE PAGES TO FOLLOW]

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto, or their duly authorized officer, as of the date first above written.
                            PURCHASEPRO.COM, INC.,
                            a Nevada corporation

                            By:____________________________________

                            Name:__________________________________

                            Title:_________________________________


                            STRATTON WARREN SOFTWARE, INC.,
                            a Georgia corporation

                            By:____________________________________

                            Name:__________________________________

                            Title:_________________________________


                            STOCKHOLDER:


                            _______________________________________
                            Ronald M. Dressin



               [Signature Page to the Stock Purchase Agreement]

                              DISCLOSURE SCHEDULE
                              -------------------

                                 [See Attached]

                                                                       Exhibit A
                                                                       ---------

                                SPOUSAL CONSENT
                                ---------------

                                [See Attached]

                                                                       Exhibit B
                                                                       ---------

                           NON-COMPETITION AGREEMENT
                           -------------------------

                                [See Attached]

                                                                       Exhibit C
                                                                       ---------

                         COMPANY OFFICER'S CERTIFICATE
                         -----------------------------

                                [See Attached]

                                                                       Exhibit D
                                                                       ---------

                           STOCKHOLDER'S CERTIFICATE
                           -------------------------

                                [See Attached]

                                                                       Exhibit E
                                                                       ---------

                         COMPANY SECRETARY CERTIFICATE
                         -----------------------------

                                [See Attached]

                                                                       Exhibit F
                                                                       ---------

                                    RELEASE
                                    -------

                                [See Attached]

                                                                       Exhibit G
                                                                       ---------

                             ESTOPPEL CERTIFICATE
                             --------------------

                                [See Attached]

                                                                       Exhibit H
                                                                       ---------

                       INVESTOR REPRESENTATION STATEMENT
                       ---------------------------------

                                [See Attached]

                                                                       Exhibit I
                                                                       ---------

                                   GUARANTY
                                   --------

                                [See Attached]

                                                                       Exhibit J
                                                                       ---------

                       PURCHASEPRO OFFICER'S CERTIFICATE
                       ---------------------------------

                                [See Attached]